[***] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

REPRESENTATION AGREEMENT

This Representation Agreement (“Agreement”) is entered into as of December 1, 2011, by and between Rightscorp, Inc. d/b/a DigitalRights, a Delaware corporation (“DigitalRights”) located at 3100 Donald Douglas Loop North, Santa Monica CA 90405 and BMG Rights Management (US) LLC, 6 East 32nd St, 11th Floor, New York, NY 10016.

Background of Agreement

A.	DigitalRights is in the business of identifying and monitoring illegal downloads of music, videos and other copyrighted content, forwards Digital Millennium Copyright Act (“DMCA”) notices, and provides a settlement collections model for copyright owners and administrators for online peer-to-peer (“P2P”) infringements of their content.

B.	You own or control various copyrights in and to musical compositions and desire to appoint DigitalRights as its non-exclusive representative and agent within the territory and during the term of this Agreement (defined herein) to monitor infringements resulting from unauthorized downloads and uploads by individual infringers (“Infringers”) on P2P networks (e.g. Limewire, BitTorrent, eDonkey) via the internet of its owned or administered copyrighted content, to collect data regarding such infringements, to offer settlements to Infringers on its behalf and to collect all monies paid in settlement thereof. Notwithstanding the foregoing, You won’t use another company for P2P settlement services as described herein with regards to the same Protected Copyrights as (defined herein).

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	You hereby appoint and authorize DigitalRights to monitor the Internet for individual infringements by Infringers of copyrighted content by unauthorized downloading and uploading worldwide (“Territory”) based on title lists of musical compositions set forth in the attached Schedule A (“Protected Copyrights”) provided by You, which may be amended from time to time via an addendum to Schedule A, to be sent by You to DigitalRights, and to do the following:

a.	Collect data as to the downloading, uploading or transmission of the Protected Copyrights on the Internet which infringe upon Your copyright interests (“Illegal Infringements”);

[***] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

b.	Send notices (including DMCA notice and takedown letters in form required by law, if appropriate) to the Internet Service Providers (“ISPs”) of infringements by the Infringers, and offer settlements on Your behalf to each Infringer for each identified Illegal Infringement of Your copyright interests as set forth on Schedule A;

c.	Collect all amounts paid in settlement of such Illegal Infringements; and

d.	Pay You *** percent (***%); of the Net Revenues collected by DigitalRights, payable pursuant to Paragraph 6, below. “Net Revenues” shall mean the gross settlement DigitalRights actually receives (“Gross Collection Amount”) from Infringers, less fees actually paid to third parties for credit card processing, transaction fees and potential fees to ISPs, but in no event less than ***% of Gross Collection Amounts.

2.	This Agreement shall continue for a period of one (1) year and expire as of 30 November 2012. The parties agree and acknowledge that no representations, warranties, estimates, or predictions have been made by or on behalf of DigitalRights as to the success of the services provided herein or the extent that it will generate settlement amounts, if any.

3.	You represent that You legally own, control and/or administer the copyrights in the percentages reflected on the applicable attached Schedule A.

4.	You may add additional Protected Copyrights to Schedule A or delete Protected Copyrights from Schedule A in writing (via facsimile, mail or e-mail) requesting such action, and DigitalRights shall timely confirm each modification to the Protected Copyrights upon receipt of any such writing.

5.	During the Term, as such may be extended from time to time, DigitalRights shall have the exclusive right to collect settlements for online Illegal Infringements of the Protected Copyrights derived from its efforts hereunder. It is contemplated that DigitalRights shall collect settlements of $*** for each Illegal Infringement of Your copyrights as set forth on Schedule A, but DigitalRights may accept lower amounts in settlement if in the reasonable judgment of Digital Rights, accepting such lower amount is a prudent business decision. You acknowledge and agree that Digital Rights often offers incentives (in the form of reduced settlement amounts) to Infringers that are guilty of multiple Infringements.

[***] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

6.	DigitalRights shall provide You with *** reports setting forth the gross amount collected for each Protected Copyright set forth on the Schedule A and the net amount due You. Payments shall be made on a *** basis, with payment being made within *** days after the end of each quarterly period. DigitalRights shall keep complete, detailed, and accurate books and records of all revenue, costs, expenses, and advances during the Term, as well as any revenue received after the Term. During the Term and for twelve (12) months thereafter, with respect to any statement delivered to You by DigitalRights for a period of twelve (12) months from the delivery to You, DigitalRights shall provide You, upon reasonable advance written notice, with full and complete access during regular business hours at DigitalRights’ normal place of business to DigitalRights’ books and records, for the revenue and costs related to You only, and to inspect and copy, and to perform, at your expense, audits or reviews of such books and records.

7.	You recognize that DigitalRights is providing the service described herein to You on a non-exclusive basis, and accordingly, DigitalRights may perform for others services similar or identical to the service provided to You under this Agreement, and this Agreement does not prevent DigitalRights from providing such services or developing materials that are competitive with those developed or provided hereunder regardless of any similarity to the service provided herein.

8.	You hereby represent, warrant and covenant that, with respect to this Agreement: (i) the execution, delivery and performance by You of this Agreement has been or as of the date of execution will have been, duly authorized by all necessary corporate or other required action; (ii) the individual executing such documents on Your behalf was duly authorized to do so; (iii) the Agreement constitutes a legal, valid and binding agreement and is enforceable in accordance with its terms; and (iv) the materials provided by You hereunder nor any portion thereof violate, misappropriate or infringe upon the intellectual property or other rights of any third party.

9.	This Agreement shall be construed and enforced according to the laws of the State of California applicable to agreements made and to be performed wholly within the State. The parties to this Agreement hereby consent to the jurisdiction of any State or Federal court within the County of Los Angeles, State of California, and also consent to service of process by any means authorized by California law.

10.	This Agreement contains the entire understanding and agreement between the parties hereto with respect to the subject matter and supersedes any prior or contemporaneous written or oral agreements, representations, understandings or warranties between them. No change, modification, waiver, discharge, amendment or addition to this Agreement shall be binding unless it is in writing and signed by the parties hereto.

[***] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

11.	The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

12.	No delay, forbearance or neglect by either party in the enforcement of any of the conditions or rights of this Agreement shall constitute waiver.

13.	This Agreement may be executed in any number of counterparts each of which shall be enforceable against the parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission, copy or scan of the original documents shall be as effective and enforceable as the original.

14.	Except as specifically provided herein, all notices, consents, requests and demands to or upon the respective parties hereto shall be in writing, and shall be deemed to have been given or made (i) if by hand delivery, upon receipt thereof; (ii) if mailed, three (3) days after deposit in the U.S. mails, postage prepaid, certified mail return receipt requested, (iii) if by next clay delivery service, upon such delivery, in each case addressed as set forth on the first page of this Agreement, or to such other address as either party may designate by notice to the other in accordance with the terms of this paragraph.

15.	DigitalRights and its personnel or agents, in performance of this Agreement, are acting as independent contractors and not as employees or agents of You. Under no circumstance will either party have the right or authority to enter into any contracts or assume any obligations for the other or to give any warranty to or make any representation on behalf of the other, except as expressly set forth herein.

16.	No terms and conditions of this agreement or information regarding the transactions contemplated herein will be released to the press, or otherwise disclosed to any third party without the prior written consent of the other party except as required by law or stock exchange rule. BMG shall have the right to approve any press release related to the agreement or the transactions contemplated herein.

[***] INDICATES CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR
CONFIDENTIAL TREATMENT AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, the parties have executed this Agreement in Los Angeles, California as of the date set forth above.

BMG RIGHTS MANAGEMENT (US) LLC	RIGHTSCORP, INC.

/s/ Christopher Sabec, CEO